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Exhibit 16.1

November 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 3, 2003 of ACT Teleconferencing, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLC

Copy to ACT Teleconferencing, Inc.

A Member Practice of Ernst & Young Global